EXHIBIT 4.11

BIONOMICS LIMITED

(A public company limited by shares organized under the laws of the Commonwealth of Australia)

641,026 American Depositary Shares

Representing 115,384,680 Ordinary Shares (no par value) UNDERWRITING AGREEMENT

November 16, 2022

Aegis Capital Corp.

Berenberg Capital Markets LLC

As Representatives of the several Underwriters named on Schedule 1 attached hereto

c/o Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, NY 10020

Ladies and Gentlemen:

Bionomics Limited, a public company incorporated under the laws of the Commonwealth of Australia (the “Company”), confirms its agreement with Aegis Capital Corp. (“Aegis”), Berenberg Capital Markets LLC (“Berenberg”) and the other Underwriter named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Aegis, the lead underwriter, and Berenberg, joint book running manager, are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (the “ADSs”), each representing

180 ordinary shares, no par value, of the Company (“Ordinary Shares”) set forth in Schedules A and B hereto and

(ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in

Section 2(b) hereof to purchase all or any part of 96,153 additional ADSs representing 17,307,540 Ordinary Shares. The aforesaid 641,026 ADSs representing 115,384,680 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 96,153 ADSs representing 17,307,540 Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The Ordinary Shares represented by the Securities are herein called the “Shares.”

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated December 17, 2021 (the “Deposit Agreement”) entered into by and among the Company, Citibank, N.A., as depositary of the Company (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this agreement (the “Agreement”) has been executed and delivered.

A registration statement on Form F-6 (No. 333-268314) covering the registration of the ADSs under the Securities Act of 1933, as amended (the “1933 Act”) (the “ADS Registration Statement”) has been filed with the U.S. Securities and Exchange Commission (the “Commission”). The Company has filed with the Commission a

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registration statement on Form F-1 (No. 333-268314), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule

430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5 P.M., New York City time, on November 16, 2022 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or

(iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an

Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

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(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto and the ADS Registration Statement and any amendment thereto has become effective under the 1933

Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply, with respect to any post-effective amendment, with the requirements of the 1933 Act and the 1933 Act Regulations. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and, will comply, with respect to any post-effective amendment in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the

Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply, with respect to any post-effective amendment, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. The ADS Registration Statement, did not, at the time it became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the

General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession and any reallowance figures appearing in the eighth paragraph under the caption “Underwriting,” and the information contained in the eleventh, twelfth, and fifteenth paragraphs under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the- Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives (other than as disclosed to the Representatives) with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors with in

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the meaning of Rule 501 under the 1933 Act and (B) has not, other than as disclosed to the Representatives, authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing- the-Waters Communications specifically authorized by the Company. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule C-3 hereto.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post- effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial filing of the Registration

Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933

Act (an “Emerging Growth Company”).

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Com pany on any class of its shares.

(x) Organization and Existence of the Company. The Company has been duly organized, registered and is validly existing as a corporation under the laws of the Commonwealth of Australia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required (or such equivalent concept to the extent it exists under the laws of such jurisdiction), whether by reason of the

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ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization (or such equivalent concept to the extent it exists under the laws of such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required (or such equivalent concept to the extent it exists under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General

Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The ADSs and Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The ADSs comprising the Securities will be entitled to the benefits of the Deposit Agreement.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived as of the date of this Agreement.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its constitution (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company

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or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the constitution of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws, the Corporations Act 2001 (Cth) (“Corporations Act”), or the rules of the Australian Securities Exchange (“ASX”).

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except

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where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental

Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them (excluding, for the purposes of this Section 1(a)(xxii), Intellectual Property as defined below), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent that any claim or adverse effect on the Company’s rights thereto would not reasonably be expected to result in a Material Adverse Effect.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, have license to, or can acquire rights to (whether by ownership or license) on reasonable terms, adequate p atents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary or material to carry on the business now operated by them, or, to the knowledge of the Company, as proposed to be conducted as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. To the knowledge of the Company, the conduct of its and its subsidiaries’ respective businesses as currently conducted and as proposed to be conducted does not and will not infringe, misappropriate or otherwise violate any valid Intellectual Property Rights of others in any material respect. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any third party by the Company or any of its Subsidiaries, or any claim challenging the validity, scope, or enforceability of any Intellectual Property Rights owned by the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ rights therein. To the knowledge of the Company, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries. To the knowledge of the Company, and except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) each patent application owned by the Company or its subsidiaries is being diligently prosecuted, (ii) each issued patent owned by the Company or its subsidiaries is being diligently maintained, (iii) all Intellectual Property Rights owned or purported to be owned by the Company are owned free and clear of all material liens, encumbrances, or defects, and (iv) all such issued or granted patents are valid and enforceable. All Intellectual Property Rights described in the Registration Statement as owned solely by the Company or its subsidiaries are owned solely by the Company or its subsidiaries. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality , domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which restricts or impairs their respective use of any Intellectual Property Rights, except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its

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subsidiaries have taken reasonable actions to protect their rights in confidential information and trade secrets. The product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or licensed to, the Company or any subsidiary.

(xxiv) Regulatory Compliance. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries (i) are, and have been, in compliance with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and (ii) have not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and

Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-

7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws and all other laws, rules and regulations of any other national, federal, state or local governmental or regulatory body or authority related to the regulation of the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority.

(xxv) Certain Communications and Authorizations. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries (i) have not received any Form FDA

483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other similar federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, authorizations, registrations, certifications, exemptions, permits and supplements or amendments thereto required by any Health Care Laws to conduct the Company’s business as described in Time of Sale

Prospectus (“Authorizations”); (ii) possess all applicable Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor its subsidiaries is in violation of any such Authorizations except where such violation would not, singly or in the aggregate, have a Material Adverse Effect; (iii) have not received written notice of any pending or threatened claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product candidate, operation, or activity is in material violation of any Health Care Laws or Authorizations and the Company has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action; (iv) have not received written notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, materially modify or revoke any Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (v) have filed, obtained,

Exh 4.11-8

EXHIBIT 4.11

maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially true, complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxvi) Pre-Clinical Studies and Clinical Trials. The preclinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries that are described in the Registration Statement, the Pricing Prospectus and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and its applicable implementing regulations and comparable drug regulatory agencies outside of the United States to which such preclinical studies and clinical trials are subject, and current Good Clinical Practices and Good Laboratory Practices; the descriptions of the preclinical studies and clinical trials, if any, conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries, and the results thereof, contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such preclinical studies and clinical trials, if any; the Company is not aware of any other preclinical studies or clinical trials, the results of which reasonably call into question the results described in the Registration Statement, the Pricing Prospectus and the Prospectus; and neither the Company nor any of its subsidiaries have received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any pre- clinical studies or clinical trials conducted by or on behalf of the Company or its subsidiaries.

(xxvii) Governmental Inquiries. Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor to the knowledge of the Company any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law. The Company and its subsidiaries are not nor have they ever been subject to FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56

Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any comparable policy of another governmental body.

(xxviii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or admin istrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

Exh 4.11-9

EXHIBIT 4.11

(xxix) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking all reasonable steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxi) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended June 30, 2022 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse

Effect.

(xxxii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiv) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause or instruct any affiliate to take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

Exh 4.11-10

EXHIBIT 4.11

(xxxv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxviii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xl) Cybersecurity. Except as would not be expected to result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed, consistent with industry standards and practices, to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and

Exh 4.11-11

EXHIBIT 4.11

Data as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xli) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is sponsored, maintained or contributed to by the Company or any of its subsidiaries (each, a “Plan”), (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Section 412 of the Internal Revenue Code

of 1986, as amended from time to time (“Code”), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, (ii) to the extent required by applicable law to be funded, the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption, and (iv) each Plan is in material compliance with applicable law, including, without limitation, ERISA and the Code. Except as would not have a Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any entity, whether or not incorporated, that is under common control with the Company or treated as a “single employer” within the meaning of

Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) with the Company has incurred or reasonably expects to incur any liability with respect to any Plan under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default). Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liability in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company or any subsidiary,

except as required to avoid excise tax under Section 4980B of the Code or any similar law. None of the Company, any of its subsidiaries or, except as would not reasonably be expected to have a Material Adverse Effect to the Company or any of its subsidiaries, any of its ERISA Affiliates, sponsors, contributes to or has any obligation to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA). Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect to the Company or its subsidiaries.

(xlii) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights generally, (B) enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (C) general equitable principles (whether considered in a proceeding in equity or at law). The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xliii) Board of Directors. The Board of Directors of the Company is comprised of the persons disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the board comply with the 1934 Act, the 1934 Act Regulations, the Sarbanes-Oxley Act applicable to the Company and the listing rules of the Nasdaq Capital Market. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Item 16A of

Exh 4.11-12

EXHIBIT 4.11

Form 20-F and the listing rules of the Nasdaq Capital Market.

(xliv) Foreign Private Issuer. The Company is a “foreign private issuer,” as such term is defined in

Rule 405 of the 1933 Act.

(xlv) Passive Foreign Investment Company Status. Based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be a “passive foreign investment company” within the meaning of Section 1297 of the Code, for the taxable year ended June 30, 2022; however authorities could take a contrary position.

(xlvi) ASX Compliance. The Company is a public company duly incorporated under the laws of Australia, is admitted to the official list of the ASX Limited, its Ordinary Shares are quoted on the ASX and it is in compliance in all material respects with the Corporations Act 2001 (Cth) and the regulations thereunder, the ASX Listing Rules, its constitution and all other applicable laws or class orders of ASIC and any binding direction or ruling of ASIC or the ASX applicable to it. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Ordinary Shares are listed on the ASX and no action has been taken by the Company or any other person that is likely to have the effect of delisting the Company or suspending the Ordinary Shares from the ASX, nor has the Company received any notification that the ASX contemplates doing so.

(xlvii) Certain Legal Matters. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Commonwealth of Australia and may be honored by courts located in the Commonwealth of Australia. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts provided for in Section 17 hereof, and service of process effected in the manner provided for in Section 17 will be effective to confer valid personal jurisdiction over the Company as provided therein. Except as disclosed in the General Disclosure Package and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement may be recognized and enforced by courts located in the Commonwealth of Australia. There is no bilateral arrangement between Australia and the United States for the recognition of foreign judgments, however the laws of the Commonwealth of Australia permit an action to be brought in a court of competent jurisdiction in the Commonwealth of Australia to recognize and declare enforceable a final and conclusive judgment of a New York Court of a sum certain against and respecting the obligations of the Company under this Agreement or the Deposit Agreement that is not impeachable as void or voidable under the internal laws of the State of New York, provided that such Australian court is satisfied that (A) the parties to the proceeding enforcing the judgment of the New York Court are identical to those in the original New York Court proceedings; (B) the New York Court issuing the judgment exercised jurisdiction which Australian courts recognize had jurisdiction in the matter, and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (C) the judgment given by the New York Court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; (D) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the New York Court;

(E) recognition or enforcement of the judgment in Australia would not be contrary to public policy; and

(F) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(xlviii) Stamp Taxes. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges and no capital gains, income, withholding or other taxes required to be paid by or on behalf of the several Underwriters in the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein in connection with the (A) deposit by the Company with the Depositary of Ordinary Shares against the issuance of the ADRs evidencing the ADSs representing such Ordinary Shares,

(B) issue and allotment by the Company of the Securities to the several Underwriters, (C) sale and delivery by the several Underwriters of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or (D) execution and delivery of this Agreement or the Deposit Agreement or any payment to be made pursuant hereto or thereto, provided that for the purposes of such taxes (other than stamp

Exh 4.11-13

EXHIBIT 4.11

duties) (i) no Underwriter is resident in Australia for tax purposes and (ii) each Underwriter is a resident of a non-Australian jurisdiction for the purposes of a double tax treaty between Australia and that jurisdiction, is entitled to the benefits of the treaty and does not, and is not deemed to, carry on business through a perman ent establishment in Australia.

(xlix) Income Tax. All payments made by the Company under this agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriters and each person controlling any Underwriters, as the case may be, of the amounts that would otherwise have been receivable in respect thereof unless (i) that tax was imposed on, or calculated having regard to, the net income of the Underwriters or (ii) which is required to be deducted because the Commissioner of Taxation of the Commonwealth of Australia has given a notice under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia or section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or comparable provision requiring the Company to deduct from any payment to be made by the Company to the Underwriters; or (iii) which would not have been required to be deducted if an Australian tax file number, Australian business number of details of an applicable exemption to those requirements had been supplied by the Underwriters to the Company.

(l) Payments in Foreign Currency; Restrictions on Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, , or prohibited by the Charter of the United Nations Act 1945, the Charter of the United Nations (Dealing with Assets) Regulations 2008, the Autonomous Sanctions Act of 2011 and the Autonomous Sanctions Regulations 2011, under the current laws and regulations of the Commonwealth of Australia, dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the holder thereof in United States Dollars and freely transferred to holders of the Ordinary Shares regardless of jurisdiction of residence and such holders sh ould not be subject to income, withholding or other taxes under the laws and regulations of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein.

(li) Additional representations related to Australian legal matters.

(A) Subject to conducting the offering of the Securities as provided for in the Section titled “Underwriting” in the Preliminary Prospectus, the Company is not required to publish a prospectus in Australia under Corporations Act 2001 and the regulations promulgated thereunder (collectively, the “Australian Securities Law”) with respect to the offer and sale of the Securities.

(B) The Company has obtained all shareholder or other third party approvals which are required to be obtained under the Australian Securities Law, the ASX Listing Rules or any other applicable law in connection with the offer and sale of the Securities or otherwise in connection with the execution, delivery and performance of this agreement.

(C) The Company is not subject to an “Insolvency Event”.

(D) Provided that (i) no Underwriter is resident in Australia for tax purposes and (ii) each Underwriter is a resident of a jurisdiction for the purposes of a double tax treaty between Australia and the jurisdiction, is entitled to the benefits of the treaty and does not, and is not deemed to, carry on business through a permanent establishment in Australia, no stamp, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable by or on behalf of the Underwriters in connection with (A) the issuance of the Ordinary Shares and the delivery of the Securities in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Ordinary Shares against issuance of the Securities or (C) the sale and delivery by the Underwriters of the Ordinary Shares or the Securities, as the case may be, as contemplated herein. For the avoidance of doubt, income taxes, withholding taxes, capital gains taxes and taxes on dividends shall not be

Exh 4.11-14

EXHIBIT 4.11

considered “Transfer Taxes".

(E) Without limiting the generality of the foregoing, the Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in Australia.

(F) The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under Australian Securities Laws in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in Australia under Australian Securities Laws.

(G) Subject to the conditions, exceptions and qualifications set forth in the Registration Statement, and the Prospectus, an application to enforce, in Australia, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be brought in Australia, provided that the relevant Australian court is satisfied that (A) the parties to the proceeding enforcing the judgment of the New York Court are identical to those in the original New York Court proceedings; (B) the New York Court issuing the judgment exercised jurisdiction which Australian courts recognize had jurisdiction in the matter, and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (C) the judgment given by the New York Court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; (D) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the New York Court;

(E) recognition or enforcement of the judgment in Australia would not be contrary to public policy;

and (F) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(H) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Commonwealth of Australia.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per ADS set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule A opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 96,153 ADSs representing 17,307,540 Ordinary Shares, as set forth in Schedule B, at the price per ADS set forth in Schedule A, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date of the Closing Date from the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option

Exh 4.11-15

EXHIBIT 4.11

Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Evercore in its sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Kaufman & Canoles, P.C., Two James Center, 1021 East Cary Street, Suite 1400, Richmond, VA 23219 , or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closin g Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

(d) Bare trustee. For the purposes only of the delivery of the Initial Securities and the Option Securities, the parties agree that where an Underwriter has an obligation to on-transfer an Initial Security or Option Security to another party, that Underwriter receives delivery of and holds such Initial Securities or Option Securities as bare trustee for the person they are obliged to transfer those Initial Securities to.

SECTION 3. Payment to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company and the Depositary against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the

Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the

Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(a) Regulatory Event. In satisfying its obligations under this agreement an Underwriter will not be required to subscribe for a number of Underwritten ADSs which will result in the Underwriter or its Affiliates (a) being obliged to notify the Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”); (b) breaching published Foreign Investment Review Board policy (“FIRB Policy”); or (c) breaching section 606 of the Corporations Act (“Takeovers Prohibition”), (each being a “Regulatory Event”), taking into account the number of Shares then held by that Underwriter and/or its Affiliates (or in which they hold a relevant interest for the purposes of Chapter 6 of the Corporations Act) (“Relevant ADSs”). To the extent that this clause prevents an Underwriter itself subscribing for Underwritten ADSs, it must still comply with its obligations to pay or procure payment to the Company pursuant to this agreement for such Relevant ADSs, and must continue its efforts to procure subscribers for such Relevant ADSs until 9.00am on the date falling three months after the Closing Date (“Subscription End Time”).

If an Underwriter becomes itself able to subscribe for some or all of the Relevant ADSs before the Subscription End Time without resulting in a Regulatory Event, that Underwriter agrees to subscribe for such Relevant ADSs.

The Company must until the Subscription End Time promptly allot and issue the Relevant ADS upon notification from an Underwriter at any time after the date of this agreement that it has procured subscribers for such Relevant ADSs, or is itself able to subscribe for such Relevant ADSs without resulting in a Regulatory Event, at any time the Underwriters request, provided that no subscriptions may be made by any person (other than an

Underwriter or its Affiliates) unless that person has confirmed to the Underwriter and the Company in writing that the subscription for such Relevant ADSs will not lead to a breach by that person or its Affiliates of FATA, FIRB Policy or the Takeovers Prohibition.

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EXHIBIT 4.11

The Company is not required to repay at any time any amount paid by that Underwriter to the Company under this agreement in respect of the Relevant ADSs, even if that Underwriter is not able to procure subscribers or itself subscribe for those Relevant ADSs.

SECTION 4. Covenants of the Company. The Company covenants with each Underwriter as follows: (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to

Section 4(b), will comply with the requirements of Rule 430A, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933

Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendmen t or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the

Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters

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EXHIBIT 4.11

will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Market for at least two (2) years from the date of this Agreement; provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(i) Restriction on Sale of Securities. During a period of 90 days after the date of the Closing Date, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares, ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares or ADSs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Ordinary

Shares or ADSs issued or options to purchase Ordinary Shares or ADSs granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the

Prospectus, provided, however, that the foregoing exception shall not apply to an issuance to those emp loyees who do not own securities of the Company as of the date hereof, (D) any Ordinary Shares or ADSs issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, (F) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares or ADSs or securities convertible into or exercisable or exchangeable Ordinary Shares or ADSs in connection with a follow-on public offering subsequent to this Offering during the eight (8) month period following the completion of the Offering for which the Representatives have the Participation Opportunity, as provided in that certain Amended and Restated Letter of Engagement dated November 14, 2022 between the Company and the Representatives, or (G) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares or ADSs or securities convertible into or exercisable or exchangeable Ordinary Shares or ADSs in connection with any

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EXHIBIT 4.11

(i) mergers, (ii) acquisition of securities, businesses, property or other assets, (iii) pursuant to an employee benefit plan assumed by the Company in connection with a merger or acquisition, (iv) joint ventures, (v) commercial relationships or (vi) other strategic transactions; provided that the aggregate number of Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs (on an as converted or as exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (G) shall not exceed 5% of the total number of shares of the Company’s Ordinary Shares and ADSs issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of Ordinary Shares or ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs pursuant to this clause (G) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, or (H) with respect to clause (G), the filing of a registration statement on Form S-4 or a successor form thereto.

(j) [Reserved].

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the

Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-

2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements ts of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement which has not been superseded or modified, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the- Waters Communication there occurred or occurs an event or development as a result of which such Written Testing- the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 4(i)

(o) Deposit Agreement. The Company agrees, prior to the Closing Date and each Option Closing Date, to deposit ADSs with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable ADSs will be issued by the Depositary against receipt of such ADSs and delivered to the Underwriters at such Closing Date or Option Closing Date.

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EXHIBIT 4.11

(p) All Ordinary Shares underlying the ADSs will rank equally in all respects with all other Ordinary Shares on issue and will be freely tradable on the ASX.

(q) The Company will ensure that it applies to the ASX for official quotation (as that expression is used in the ASX Listing Rules) of the Ordinary Shares underlying the ADSs in the same class and on the same terms as all other Ordinary Shares quoted on the ASX pursuant to ASX Listing Rule 2.7 immediately on issue of the ADSs pursuant to the terms of this Agreement.

(r) The Company will ensure that on issue of any Ordinary Shares pursuant to the terms of this Agreement it lodges with the ASX a notice in accordance with section 708A(5)(e) of the Corporations Act 2001 (Cth) in respect of such Ordinary Shares on the date of the issue of such securities.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid on each of the Closing Date and the Option Closing Date, if any, to the extent the amounts due not paid at the Closing Date and the Option Closing Date, all expenses due incident to the performance of their obligations under this Agreement, including, but not limited to: (a) all filing fees and expenses relating to the registration of the Securities to be issued and sold in the Offering with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Preliminary Prospectuses, Disclosure Packages and Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (e) the costs of preparing, printing and delivering certificates representing the Securities; (f) fees and expenses of the Company’s transfer agent; (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (h) the fees and expenses of the Company’s accountants; and (i) $100,000 for fees and expenses including “road show,” diligence and reasonable legal fees and disbursements for Representatives Counsel. The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth herein to be paid by the Company to the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 11 hereof, the Company shall only be required to reimburse the reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel for the Underwriters) of, or attributable to, the Underwriters that have not failed to purchase the Securities that they have agreed to purchase hereunder.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

SECTION 6. Co n d itio n s o f Un d er wr iter s’ Ob lig atio n s . The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the

1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post -effective

Exh 4.11-20

EXHIBIT 4.11

amendment providing such information shall have been filed with, and declared effective by, the Co mmission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, U.S. counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters.

(c) Opinion of Australian Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Johnson Winter & Slattery, Australian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Davies Collison Cave, outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Kaufman & Canoles, P.C., counsel for the Underwriters, each in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the

Nasdaq Global Market, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended

Exh 4.11-21

EXHIBIT 4.11

or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, together with the favorable opinion of Johnson Winter & Slattery, Australian counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by

Sections 6(b) and (c), respectively, hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion of Kaufman & Canoles, P.C., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained;

and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933

Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the ADS Registration

Statement (or any amendment thereto) or the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer

Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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EXHIBIT 4.11

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the

1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 10 thereof.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the

1934 Act, and against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity ma y be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liablefor fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii)

Exh 4.11-23

EXHIBIT 4.11

effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement

(before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or pre vent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the ADSs underwritten by it and distributed to the public.No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 8 shall not affect any agreement among the Company with respect to contribution.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries

Exh 4.11-24

EXHIBIT 4.11

submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market or the

ASX, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange, the Nasdaq Global Market or the ASX has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Australia or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1,

7, 8, 9, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly,to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-

defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the

(i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of

Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or

Exh 4.11-25

EXHIBIT 4.11

arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Aegis Capital Corp. at 1345 Avenue of the Americas, 27th Floor, New York, NY

10105, attention of Robert Eide, and Berenberg Capital Markets, 1251 Avenue of the Americas, 53rd Floor New York, NY 10020, attention of Equity Syndicate Desk with a copy to the Legal Department, with a copy to Kaufman & Canoles, P.C., Two James Center, 1021 East Cary Street, Suite 1400, Richmond, VA 23219, attention of Anthony W. Basch; and notices to the Company shall be directed to it at 200 Greenhill Road, Eastwood SA 5063, Australia, attention of Company Secretary; with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, attention of Michael Sullivan.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S.

Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default

Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions

Exh 4.11-26

EXHIBIT 4.11

hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CSC Lawyers Incorporating Service as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceed ing that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and willnot raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

Exh 4.11-27

EXHIBIT 4.11

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, Bionomics Limited

By /s/ Adrian Hinton Name: Adrian Hinton

Title: Acting Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

Aegis Capital Corp.

By: /s/ Robert Eide Name: Robert Eide

Title: Chief Executive Officer

Berenberg Capital Markets LLC

By: /s/ Zachary Brantly Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: /s/ Matthew Rosenblatt Name: Matthew Rosenblatt

Title: CCO & Ops Principal

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

36

Exh 4.11-28

EXHIBIT 4.11

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

Bionomics Limited

By:

Title: Acting Chief Financial Oficer

CONFIRMED AND ACCEPTED,

as of the date first above written:

Aegis Capital Corp,

Name: /s/ Robert Eide

Title: Chief Executive Offficer

Berenberg Capital Markets LLC

By: /s/ Zachary Brantly Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: /s/ Matthew Rosenblatt Name: Matthew Rosenblatt

Title: CCO & Ops Principal

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to the Underwriting Agreement]

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Exh 4.11-29

EXHIBIT 4.11

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, Bionomics Limited

By

Title: Acting Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written: Aegis Capital Corp.

Aegis Capital Corp,

Name: /s/ Robert Eide

Title: Chief Executive Offficer

Berenberg Capital Markets LLC

By: /s/ Zachary Brantly Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: /s/ Matthew Rosenblatt Name: Matthew Rosenblatt

Title: CCO & Ops Principal

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Exh 4.11-30

SCHEDULE A

The public offering price per ADS for the Securities shall be $7.80.

The purchase price per ADS for the Securities to be paid by the several Underwriters shall be $7.176, being an amount equal to the public offering price set forth above less $0.624 per ADS, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Number of Initial Securities
Name of Underwriter
Aegis Capital Corp.	320,513 ADSs
Berenberg Capital Markets LLC	320,513 ADSs
Total	641,026 ADSs

Sch A-1

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EXHIBIT 4.11

SCHEDULE B

Name of Underwriter	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Aegis Capital Corp.	320,513 ADSs	48,077 ADSs
Berenberg Capital Markets LLC	320,513 ADSs	48,076 ADSs
Total	641,026 ADSs	96,153ADSs

Sch B - 1

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SCHEDULE C-1

Pricing Terms

1. The Company is selling 641,026 ADSs, each representing 180 Ordinary Shares of the Company.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 96,153 ADSs, each representing 180 Ordinary Shares of the Company.

3. The public offering price per ADS for the Securities shall be $7.80.

Sch C - 1

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SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C - 2

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SCHEDULE C-3

Written Testing-the-Waters Communications

None.

Sch C - 3

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SCHEDULE D

List of Persons and Entities Subject to Lock-up

Apeiron Investment Group Ltd. Connor Bernstein

Miles Davies

Errol De Souza, Ph.D. Liz Doolin

Alan Fisher Adrian Hinton Jane Ryan Aaron Weaver

David Wilson

Sch D

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Exhibit A

Form of Lock-Up Agreement

November 14, 2022

Aegis Capital Corp.

Berenberg Capital Markets LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, New York 10105

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, NY 10020

Re: Proposed Public Offering by Bionomics Limited

Dear Sirs:

The undersigned, a shareholder and an officer and/or director of Bionomics Limited, a public company limited by shares organized under the laws of the Commonwealth of Australia (the “Company”), understands that Aegis Capital Corp., the lead underwriter, and Berenberg Capital Markets LLC, joint book running manager, (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of American Depositary Shares (the “ADSs”), each representing one hundred eighty (180) ordinary shares, no par value, of the Company (“Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting

Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the closing date of the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock- Up Securities without the prior written consent of the Representatives, provided that (1) in the case of clauses

(i) through (iv), (x) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (y) any such transfer shall not involve a disposition for value, (2) the transfer of Lock-Up Securities does not involve any change in the beneficial ownership of the Lock-Up Securities, (3) such transfers are not required to be reported with the Securities and Exchange Commission or any other regulatory body in any jurisdiction other than filings under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the undersigned does not otherwise voluntarily effect

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any public filing or report regarding such transfers, (4) the undersigned hereby agrees to inform the Representatives in writing (including details of the transfer and the transferee) within 2 business days when any transfer is made pursuant to clauses (i) through (ix) below, and (5) the undersigned hereby acknowledges and agrees that any such transfer may require public notification (including to the Australian Securities Exchange) and that a copy of this Agreement may be included with such public notification:

(i) to (x) the undersigned’s direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), (y) any investment fund or other entity controlling, under com mon control with, or controlled or managed by the undersigned, or (z) the limited partners, general partners, members, managers, managing members, directors, officers, employees, stockholders or other equity holders of the undersigned or of the entities described in the preceding clauses (x) and (y);

(ii) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the undersigned;

(iii) to the Company as forfeitures (x) to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans or (y) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity incentive plans, provided that any ADSs or Ordinary Shares received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter agreement;

(iv) pursuant to a change of control of the Company (meaning the consummation of any bona fide third -party tender offer, merger, consolidation or other similar transaction made to all holders of ADSs or Ordinary Shares the result of which is that any “person” (as defined in

Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in

Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the

Company or the surviving entity), provided that, in the event that such change of control is not completed, the ADSs and Ordinary Shares owned by the undersigned shall remain subject to the terms of this letter agreement;

(v) to the Company in connection with the termination of the undersigned’s employment or other service with the Company;

(vi) by operation of law, or pursuant to an order of a court or regulatory agency, including pursuant to a domestic order or divorce settlement; and

(vii) the deposit of Ordinary Shares with the Company’s depositary (including any transfer of shares undertaken in connection with the deposit of Ordinary Shares with the Company’s depositary), in exchange for the issuance of ADSs (or American depositary receipts representing such ADSs), or the cancellation of ADSs in exchange for the issuance of Ordinary Shares; provided that such ADSs or Ordinary Shares issued pursuant to this clause (ix) held by the undersigned shall remain subject to the terms of this letter agreement.

Furthermore, the undersigned may sell ADSs of the Company purchased by the undersigned either in the offering from the Underwriters or on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or any other regulatory body in any jurisdiction other than filings under Section 13 of the Exchange Act and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding anything to the contrary contained herein, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives in a subsequent public offering in which (a) all or part of the Lock-Up Securities will be included as selling shareholder securities, and (b) either Representative participates, as provided in Section 4(i)(F) of the Underwriting Agreement and in that certain Amended and Restated Letter of Engagement dated November 14, 2022 between the Company and the Representatives.

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Notwithstanding anything to the contrary contained herein, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that such plan does not provide for any transfers of ADSs or Ordinary Shares during the Lock-Up Period and the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-Up Period.

Notwithstanding anything to the contrary contained herein, the Underwriters acknowledge and agree that the undersigned may accept a Successful Takeover Bid in relation to Ordinary Shares and further that the Ordinary Shares held by the undersigned or in which the undersigned has a relevant interest may be transferred or cancelled as part of a merger by scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Australia) between the Company and its members or any class of its members. For the purposes of this paragraph, “Successful Takeover Bid” is a Takeover Bid (as defined in the Corporations Act 2001 (Australia) and whether a full bid or a proportionate bid) where the holders of at least 50% of the bid class securities that are not subject to the restrictions in this letter or like restrictions in respect of the bid class securities pursuant to letters substantially in the form of this letter signed or to be signed in favor of the Underwriters by other shareholders of the Company, have accepted the takeover bid.

If in the case of a Takeover Bid:

(i) the undersigned (including any person registered as the holder of the Ordinary Shares or any of them) has accepted the Takeover Bid in respect of all or any of its Ordinary Shares;

(ii) the end of the bid period in respect of the Takeover Bid occurs prior to end of the Lock-Up Period; and

(iii) the Takeover Bid remains subject to any conditions at the end of the bid period in respect of the Takeover

Bid,

the Ordinary Shares accepted into the Takeover Bid will again be subject to the terms, conditions and restrictions set out in this letter for the balance of the Lock-Up Period as if the undersigned had not accepted the Takeover Bid.

If in the case of a scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Australia), for any reason the scheme of arrangement does not take effect, the Ordinary Shares not transferred or cancelled under the scheme will again be subject to the terms, conditions and restrictions set out in this letter for the balance of the Lock-Up Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This letter agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New

York, without regard to the conflict of laws principles thereof.

The undersigned hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the undersigned at the address on the signature page below, and such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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This letter agreement (and, for the avoidance of doubt, the Lock-Up Period) shall automatically terminate and be of no further force and effect, and the undersigned shall be released from all obligations hereunder, upon the earlier to occur of (i) December 1, 2022, if the Underwriting Agreement has not been executed by that date, (ii) the Company informing the Representatives or the undersigned that it has determined not to proceed with the Offering, (iii) a Representative informing the Company or the undersigned that the Representatives have determined not to proceed with the Offering, (iv) the Company withdrawing the Registration Statement, and (v) the Underwriting Agreement (other than the provisions thereof that survive termination) terminating prior to payment for and delivery of the ADSs.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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Very truly yours,

Name

(Signature)

Address:

[Signature Page to Lock-up Agreement]

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